Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Adam Weiner / Joel Steinhaus

Kekst and Company

212-521-4800

U.S. ENERGY SYSTEMS REPORTS AGREEMENT WITH LARGEST SHAREHOLDER

TO FACILITATE CHAPTER 11 RESTRUCTURING

Avon, Connecticut, February 15, 2008 - U.S. Energy Systems, Inc. (Pink Sheets: USEY) today announced that the Company has reached an agreement with Nakash Energy LLC, the Company’s largest shareholder, that facilitates its restructuring under Chapter 11. The Company, its Board of Directors and Nakash Energy have entered into a Governance Agreement which provides for an immediate standstill of litigation between Nakash Energy and the Company in the Delaware Chancery Court and the U.S. Bankruptcy Court for the Southern District of New York and under which three new Directors nominated by Nakash Energy have joined the Company’s Board of Directors. As reported below, this brings the total number of Directors to six, all of whom have been recently appointed.

The Company has filed a motion requesting Bankruptcy Court approval of the Governance Agreement and related matters in the Chapter 11 cases of the Company and two of its subsidiaries, US Energy Overseas Investments LLC and GBGH, LLC. If the Bankruptcy Court approves the motion, Nakash Energy and the Company will file stipulations voluntarily dismissing the Delaware Chancery Court litigation and the Bankruptcy Court proceedings between the parties. As a result, Nakash Energy’s request for an annual meeting of shareholders will be deferred until after a plan of reorganization is confirmed and substantially consummated in the Chapter 11 cases. In addition, Nakash Energy will also voluntarily withdraw its request with the Office of the United States Trustee for the appointment of an official committee of equity securityholders in the Chapter 11 cases.

Composition of Board of Directors

The Company reported that on February 13 the Board of Directors elected Bruce Levy and Michael T. Novosel as Directors of the Company (together with Bernard J. Zahren, the “Incumbent Directors”), and also elected three directors nominated by Nakash Energy: Emzon Shung, Robert Spiegelman, and Salvatore Nobile (the “Nakash Energy Directors”). The Company also reported that independent directors Jacob Feinstein and Ronny Strauss resigned on February 11. USEY’s Chief Executive Officer, Joseph P. Reynolds, and Vice President and Chief Accounting Officer, Richard J. Augustine, resigned from the Board on February 13 and will continue to serve in their respective executive capacities with the Company.

Under the Governance Agreement, the Board of Directors will be comprised of an equal number of Incumbent Directors and Nakash Energy Directors, initially three each, at all times until the confirmation and substantial consummation of a plan of reorganization in the Chapter 11 cases. The term of each Director will expire at the next annual meeting of stockholders, so that the whole Board will be eligible for election by the stockholders at that time.

The Board of Directors also named Bernard J. Zahren and Robert Spiegelman as Co-Chairmen of the Board.

Mr. Zahren said: “I am pleased to be joined by individuals with such diverse backgrounds and extensive experience in power project development, accounting, law and general business management to help guide the Company through this important period of reorganization.”

Mr. Zahren continued: “While the Company continues to face serious financial challenges, principally due to the heavy debt burden incurred in acquiring its UK assets, we still see opportunities in the energy sector arising from the need to seek active energy solutions to the severe consequences of global climate change, rising fossil fuel prices in general, and concerns over energy independence in both the U.S. and the UK. The Board will continue to explore restructuring alternatives that could enable the Company to pursue the dynamic potential for green and renewable energy, such as our U.S. Energy Biogas landfill gas-based projects.”

Shareholder Meetings

The Governance Agreement further provides that the Company will convene an annual meeting of shareholders as soon as practicable following confirmation and substantial consummation of a plan of reorganization in the Chapter 11 cases and following the Company’s filing with the SEC of its Annual Report on Form 10-K for the year ended December 31, 2007.

The Governance Agreement contains various additional provisions, as will be outlined in a Form 8-K filing by the Company with the SEC, whereby all of the Directors and Nakash Energy, in their capacity as shareholders, have agreed to vote their owned shares of the Company’s common stock in support of maintaining the composition of the newly appointed Board of Directors through the confirmation and substantial consummation of a plan of reorganization in the Chapter 11 cases.

In addition, the Company’s special meeting of shareholders, originally scheduled for January 29, 2008, has been further adjourned until Tuesday, February 26 so that the parties to the related Delaware Chancery Court litigation can continue to pursue settlement discussions.

New Directors

Bruce Levy. Mr. Levy is President of TDX Power, Inc., an owner/operator of multiple regulated electric utilities in Alaska, including the utility system on Alaska’s North Slope at Prudhoe Bay. TDX Power also owns non-regulated generation facilities and supplies power equipment and engineering services to the U.S. military markets. Additionally, Mr. Levy is the principal of Bruce Levy Power Systems LLC, an energy industry consulting firm specializing in project development and finance, acquisitions and divestitures, technology and economic evaluation. He previously held executive officer level positions at O’Brien Energy and New World Power Corp, and currently serves on the board of directors of TDX Power and UK-based Global Geothermal Limited.

Michael T. Novosel. Mr. Novosel was a partner in Kostin, Ruffkess & Company, LLC, Certified Public Accountants, until his retirement in 2007. Mr. Novosel has over 36 years experience in providing auditing and strategic business planning services. He will serve on the Audit Committee of the Board of Directors.

Salvatore Nobile. Mr. Nobile is Managing Director of S. Nobile & Co. LLP, Certified Public Accountants who specialize in audit and taxation of multi-national companies. Mr. Nobile has over 25 years of experience in auditing and accounting. He will serve on the Audit Committee of the Board of Directors.

Emzon Shung. Mr. Shung is an Executive Vice President of the Real Estate and Aviation divisions of Jordache Enterprises, Inc., a privately-held company that designs and manufactures a wide variety of denim, apparel and accessories and also owns and operates several aviation businesses, including Arkia Airlines, the second largest airline in Israel, owns the HALUTZA® olive oil company, and has extensive investments in real estate worldwide.

Robert Spiegelman. Mr. Spiegelman is the General Counsel of Jordache Enterprises, Inc., and is also General Counsel of Nakash Energy. He will serve as a Co-Chairman of the Board together with Mr. Zahren.

Messrs. Zahren, Levy, Nobile, Shung and Spiegelman have voluntarily agreed to suspend indefinitely any compensation due to them for serving as Directors.

Additional information can be found at the Company’s website: www.usenergysystems.com.

About U.S. Energy Systems, Inc.

U.S. Energy Systems, Inc. is an owner of green power and clean energy and resources. USEY owns and operates energy projects in the United States and United Kingdom that generate electricity, thermal energy and gas production. Certain matters discussed in this press release are forward-looking statements, and certain important factors may affect the Company’s actual results and could cause actual results to differ materially from any forward-looking statements made in this release, or which are otherwise made by or on behalf of the Company. Such factors include, but are not limited to: the Company’s ability to effect a successful restructuring or recapitalization in Chapter 11 bankruptcy proceedings; the Company’s ability to continue as a going concern; the Company’s ability to fund and complete ongoing projects, including the expansion of the Company’s UK assets, in a timely manner; the final results of the updated reserve reports and 3D seismic study of the Company’s gas reserves structures; the Company’s ability to develop a commercially viable revised business plan for the UK assets and the business as a whole; failure to realize the estimated savings or operating results of acquisitions, and other risks associated with acquisitions generally, including risks relating to managing and integrating acquired businesses; changes in market conditions and the impact of market conditions on the Company’s capital expenditures; the impact of competition; changes in local or regional economic conditions, and the amount and rate of growth in expenses; changes in UK or U.S. federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and the ability to comply with environmental laws and regulations and to obtain necessary permits; and other risks detailed from time to time in USEY’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Current Reports on Form 8-K dated June 25, 2007, August 31, 2007, October 1, 2007, October 9, 2007, and October 16, 2007, January 9, 2008, January 19, 2008, January 24, 2008, January 29, 2008, January 30, 2008, February 4, 2008, and February 11, 2008. The Company does not undertake to update any of the information set forth in this press release.

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